UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2009

CENTURY PROPERTIES GROWTH FUND XXII, LP

 (Exact name of Registrant as specified in its charter)

Delaware	0-13418	94-2939418
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Century Properties Growth Fund XXII, LP, a Delaware limited partnership (the “Registrant”), owned Autumn Run Apartments (“Autumn Run”), a 320-unit apartment complex located in Naperville, Illinois. On September 30, 2009, the Registrant sold Autumn Run to a third party, Autumn Run Apartments, LLC, an Illinois limited liability company (the “Purchaser”), for a total sales price of $24,745,000. The Registrant continues to own and operate one investment property.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s managing general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the net sale proceeds, if any, will be available to distribute to the Registrant’s partners.

Item 9.01 Financial Statements and Exhibits

(b)            Pro forma financial information.

The following unaudited pro forma balance sheet and statements of operations reflect the operations of the Registrant as if Autumn Run had been sold on January 1, 2008.

The pro forma financial statements do not project the Registrant’s results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Registrant’s 2009 Quarterly Report on Form 10-Q for the period ended June 30, 2009 and the Registrant’s 2008 Annual Report on Form 10-K.

PRO FORMA BALANCE SHEET

(in thousands)

June 30, 2009

All other assets	$ 665
Investment property, net	7,517
Total Assets	$ 8,182

All other liabilities	$ 693
Mortgage notes payable	19,583
Partners’ deficit	(12,094)
Total Liabilities and Partners’ Deficit	$ 8,182

PRO FORMA STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Six Months Ended	Year Ended
	June 30, 2009	December 31, 2008

Total revenues	$ 1,758	$ 3,693
Total expenses	2,112	4,311
Net loss	$ (354)	$ (618)
Net loss per limited partnership unit	$ (3.77)	$ (6.58)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES GROWTH FUND XXII, LP

By:   FOX PARTNERS IV

General Partner

By:   FOX CAPITAL MANAGEMENT CORPORATION

Managing General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: October 6, 2009